     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 1996



                                                       REGISTRATION NO. 333-6995

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                        MARINE DRILLING COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)

             TEXAS                          1381                        74-2558926
 (State or other jurisdiction         (Primary Standard              (I.R.S. Employer
      of incorporation or         Industrial Classification         Identification No.)
          organization)                 Code Number)

                    ONE SUGAR CREEK CENTER BLVD., SUITE 600
                          SUGAR LAND, TEXAS 77478-3556
                                 (713) 243-3000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                               WILLIAM H. FLORES
                    ONE SUGAR CREEK CENTER BLVD., SUITE 600
                          SUGAR LAND, TEXAS 77478-3556
                                 (713) 243-3000
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)
                                   Copies to:

                                 SCOTT N. WULFE
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2750

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        MARINE DRILLING COMPANIES, INC.

                             CROSS REFERENCE SHEET

                         ITEM OF FORM S-4                         LOCATION IN PROSPECTUS
                         ----------------                         ----------------------
   1.    Forepart of Registration Statement and Outside
           Front Cover Page of Prospectus.................  Cover Page

   2.    Inside Front and Outside Back Cover Pages of
           Prospectus.....................................  Inside Front and Outside Back Cover
                                                              Pages; Available Information;
                                                              Incorporation of Certain
                                                              Information by Reference

   3.    Risk Factors, Ratio of Earnings to Fixed Charges
           and Other Information..........................  Cover Page; The Company;
                                                              Incorporation of Certain
                                                              Information by Reference*

   4.    Terms of the Transaction.........................                   *

   5.    Pro-Forma Financial Information..................                   *

   6.    Material Contacts with the Company Being
           Acquired.......................................                   *

   7.    Additional Information Required for Reoffering by
           Persons and Parties Deemed to be
           Underwriters...................................                   *

   8.    Interests of Named Experts and Counsel...........  Validity of Securities; Experts

   9.    Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities....................................                  **

  10.    Information with Respect to S-3 Registrants......  The Company; Incorporation of
                                                              Certain Information by Reference

  11.    Incorporation of Certain Information by
           Reference......................................  Incorporation of Certain
                                                            Information by Reference

  12.    Information with Respect to S-2 or S-3
           Registrants....................................                   *

  13.    Incorporation of Certain Information by
           Reference......................................                  **

  14.    Information with Respect to Registrants Other
           than S-3 or S-2 Registrants....................                  **

  15.    Information with Respect to S-3 Companies........                  **

  16.    Information with Respect to S-2 or S-3
           Companies......................................                  **

  17.    Information with Respect to Companies Other than
           S-2 or S-3 Companies...........................                   *

  18.    Information if Proxies, Consents or
           Authorizations are to be Solicited.............                   *

  19.    Information if Proxies, Consents or
           Authorizations are not to be Solicited or in an
           Exchange Offer.................................                   *

- ---------------

 * Inapplicable (or partially inapplicable as indicated) upon filing of this Registration Statement -- may be included in subsequent amendments under certain circumstances.

** Not applicable or answer is negative.

********************************************************************************
*    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A     *
*    REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED        *
*    WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT     *
*    BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE           *
*    REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT       *
*    CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR    *
*    SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH    *
*    OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR    *
*    QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                *
********************************************************************************


                   SUBJECT TO COMPLETION, DATED JULY 11, 1996


PROSPECTUS

                                7,500,000 SHARES                [MARINE DRILLING
                                                                COMPANIES, INC.
                        MARINE DRILLING COMPANIES, INC.              LOGO]

                7,500,000 SHARES OF COMMON STOCK, $.01 PAR VALUE
                             ---------------------
     This Prospectus relates to 7,500,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of Marine Drilling Companies, Inc. ("Marine" or the "Company"), which may be offered and issued by the Company from time to time in connection with the acquisition of other businesses or assets.

     The Company anticipates that such acquisitions will consist principally of offshore drilling rigs and businesses and other assets related to the contract drilling market, including machinery, equipment, supplies and other intangible and tangible assets, however, an acquired business or assets may be dissimilar to the historical business of, or the type of assets historically employed by, the Company. The consideration for acquisitions is expected to consist of Common Stock, cash, assumption of liabilities or a combination thereof, as determined from time to time by negotiations between the Company and the owners or controlling persons of the businesses or assets to be acquired. In addition, the Company may enter into management, consulting, employment and noncompetition agreements with the former owners (or their affiliates) and key executive personnel of the businesses to be acquired.

     The terms of an acquisition are determined by negotiations between the Company's representatives and the owners or controlling persons of the business or assets to be acquired. Factors taken into account in acquisitions may include the capabilities and characteristics of the assets and businesses to be acquired, the quality and reputation of the business and its management, earning power, cash flow, know-how, employees and the market for the Common Stock when pertinent. The Company anticipates that shares of Common Stock issued in any such acquisition will be valued at a price reasonably related to the market value of the Common Stock, either at the time the terms of the acquisition are tentatively agreed upon, or at or about the time of closing, or during the period or periods prior to delivery of the shares.

     All of the 7,500,000 shares of Common Stock which may be offered and issued by the Company as described above may, subject to certain conditions, be resold pursuant to this Prospectus by the persons who receive such shares in acquisitions. See "Resales and Plan of Distribution" for information relating to such resales.


     SEE "RISK FACTORS" COMMENCING ON PAGE 3 FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN COMMON STOCK.



     The Common Stock is quoted on the NASDAQ Stock Market under the symbol "MDCO." On July 9, 1996, the last reported sales price for the Common Stock on the NASDAQ National Market was $10 7/8 per share.


                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


                  The date of this Prospectus is July   , 1996

                             AVAILABLE INFORMATION

     The Company is subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a World Wide Website on the Internet at http:llwww.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information contained in the Registration Statement, certain portions of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected at the Commission's offices, without charge or copies of which may be obtained from the Commission upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                             ---------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-18309) pursuant to the Exchange Act are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996.

     3. The Company's Reports on Form 8-K, dated March 18, April 26 and June 3, 1996.

     4. The description of the Company's Common Stock contained in the Registration Statement on Form 8-B filed with the Commission on February 21, 1990, as amended by Form 8 filed with the Commission on November 9, 1992, and any subsequent amendment thereto filed for the purpose of updating such description.

     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company, One Sugar Creek Center Blvd., Suite 600, Sugar Land, Texas 77478-3556, Attention:
Investor Relations (telephone: 713/243-3000).

                                  THE COMPANY

     The Company is engaged in the offshore contract drilling of oil and gas wells, primarily in the U.S. Gulf of Mexico, for independent and major oil and gas companies. As of the date of this Prospectus, the Company owns and operates a fleet of 13 mobile offshore jack-up drilling rigs, consisting of four independent leg units, three of which have a cantilever feature that allows the extension of the drilling equipment over a platform, and nine mat supported units, four of which have a cantilever feature. The Company's rigs are currently capable of drilling to depths of 20,000 to 30,000 feet in maximum water depths ranging from 200 feet to 300 feet.

     The Company was incorporated in Texas in January, 1990 but, through its predecessors, has been engaged in offshore contract drilling since 1966. The Company's principal executive offices are located at One Sugar Creek Center Blvd., Suite 600, Sugar Land, Texas 77478-3556 and the Company's telephone number is (713) 243-3000. The "Company" or "Marine" refers to Marine Drilling Companies, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise suggests.


                                  RISK FACTORS



     In addition to the other information contained or incorporated by reference in this Prospectus, the following factors should be considered by prospective investors when evaluating the acquisition of Common Stock offered hereby.



DEPENDENCE ON OIL AND GAS INDUSTRY



     The Company's operations are largely dependent upon the levels of activity in oil and natural gas exploration, development and production. Such activity levels are affected by trends in oil and natural gas prices. Historically, the prices for oil and natural gas have been volatile and are subject to wide fluctuations in response to changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors beyond the control of the Company. It is impossible to predict future oil and natural price movements with any certainty. Any prolonged reduction in oil and natural gas prices, however, will depress the level of exploration, development and production activity and result in a corresponding decline in the demand for the Company's services and, therefore, have a material adverse effect on the Company's revenues and profitability.



     Historically, the offshore contract drilling industry has been cyclical with periods of high demand and high day rates followed by periods of low demand, excess rig supply and low day rates. For a number of years, depressed oil and natural gas prices and an oversupply of rigs have adversely affected the offshore drilling market, particularly in the Gulf of Mexico, where the prolonged weakness and uncertainty in demand for, and the price of, natural gas resulted in a significant decline of exploration and production activities. Beginning in 1995, demand for jack-up rigs in the U.S. Gulf of Mexico improved, but the Company cannot predict whether the improvement represents a long term trend or another short term cycle. Regardless of the demand existing at any point in time, competitors could move additional rigs into the markets in which the Company operates. Moreover, there are additional non-marketed rigs stacked in the U.S. Gulf of Mexico which, subject to some expenditure, could be reactivated to meet an increase in demand for drilling rigs in the Company's markets. Such movement or reactivation could depress pricing levels and adversely affect the supply and demand relationship in the Company's markets.



OPERATING RISKS



     Contract drilling operations are subject to various risks, including blowouts, cratering, fires and explosions, each of which could result in damage to or destruction of drilling rigs and oil and gas wells, damage to life and property, suspension of operations, and environmental damage through oil spillage and extensive uncontrolled fires. The Company's drilling equipment also is subject to hazards inherent in marine operations, such as capsizing, grounding, collision, damage from weather or sea conditions or unsound location. The Company currently maintains insurance coverage it believes to be customary in the industry against certain general and marine public liabilities, including liabilities for personal injuries. Except in limited circumstances, this insurance does not cover liability for pollution or environmental damage that originates below the water surface, although the Company is generally indemnified against such pollution and environmental liabilities by its customers. There can be no assurance, however, that such insurance or indemnification will be adequate to protect the Company against liability from all consequences of well disasters, extensive fire damage or damage to the environment or that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable. Such liabilities, if not covered by insurance or a third party indemnification, could have a material adverse effect on the Company.



CONCENTRATION OF OPERATIONS IN CERTAIN MARKETS



     The Company historically has operated its offshore drilling rigs principally in the U.S. Gulf of Mexico. As a result of this geographic concentration, a decrease in the demand for offshore drilling rigs in the U.S. Gulf of Mexico could have a material adverse effect on the Company even if demand for offshore drilling rigs in other areas of the world is not adversely affected.



     The Company has modified certain of its rigs so that they are suitable for operation in selected international waters and the Company's other rigs could, with certain modifications, be capable of working in other international markets. The Company's rigs, however, are not suitable for those areas that require hostile environment capabilities, such as the North Sea, or in deep waters in excess of 200 to 300 feet. The Company currently intends to expand its drilling operations in certain foreign markets. Operations in foreign countries generally are subject to various risks attendant to doing business outside the United States, including risks of war, general strikes, civil disturbances, guerilla activity, currency fluctuations and devaluations and governmental activities that may limit or disrupt markets, restrict payments or the movement of funds or result in the deprivation of contract rights or the taking of property without fair compensation. No prediction can be made as to what foreign governmental regulations may be enacted in the future that could be applicable to the drilling industry.



COMPETITION



     The offshore drilling market is highly competitive and no one competitor is dominant. Many of the Company's competitors are larger, or are subsidiaries of larger companies, and have a greater diversity of rigs and greater financial resources than the Company. These factors may enable those competitors to better withstand industry downturns, compete on the basis of price or otherwise, build new rigs or acquire existing rigs that become available for purchase.



HISTORY OF OPERATING LOSSES



     The Company incurred an operating loss for each of the years form 1986 through 1992 and in 1995. As a result of significantly improved industry conditions, the Company reported operating income and net income during the first quarter of 1996. Continuing profitability will be dependent upon the Company s ability to maintain utilization and day rates for its drilling rigs. The Company cannot predict if such profitability will continue.



DEPENDENCE ON KEY PERSONNEL



     The Company believes that its operations are dependent to some degree upon a relatively small group of its management personnel, the loss of any of whom could have a material adverse effect on the Company. The Company attempts to minimize this risk through the use of incentive plans designed to retain key employees.



ENVIRONMENTAL MATTERS



     The operations of the Company are subject to numerous federal, state and local laws and regulations controlling the discharge of materials into the environment or otherwise relating to the protection of the environment. Such laws and regulations not only expose the Company to liability for its own actions but also, under certain circumstances, expose the Company to liability for the conduct of others or for acts of the

Company which were in compliance with all applicable laws at the time such acts were taken. Laws and regulations protecting the environment have become more stringent in recent years and may in certain circumstances impose "strict liability" and render a company liable for environmental damage without regard to negligence or fault on the part of such company. In addition, legislative proposals have been introduced which would materially limit or prohibit offshore drilling in certain environmentally sensitive areas. Some recent proposals which limit or prohibit drilling in limited parts of the U.S. Gulf of Mexico and certain other U.S. offshore areas have been enacted into law and have adversely affected the Company. If additional laws are enacted or other governmental action is taken that further restrict or prohibit offshore drilling in the U.S. Gulf of Mexico or impose environmental protection requirements that materially increase the costs of offshore exploration, development or production of oil and gas, then the Company could be further affected in a materially adverse manner.



GOVERNMENTAL REGULATION



     The business of the Company is affected by political developments and by federal, state, foreign and local laws and regulations that relate directly to the oil and gas industry. The adoption of laws and regulations curtailing exploration and developmental drilling for oil and gas and for economic, environmental and other policy reasons adversely affects the operations of the Company by limiting available drilling opportunities for its customers. Additionally, laws relating to equipping and operating offshore vessels and natural gas exploration may add to the cost of operating offshore drilling equipment.


                                USE OF PROCEEDS

     This Prospectus relates to shares of Common Stock which may be offered and issued by the Company from time to time in the acquisition of other businesses or properties. Other than the businesses or properties acquired, there will be no proceeds to the Company from these offerings. The Company will receive none of the proceeds from any resales of the Common Stock by the Selling Stockholders (as defined below).

                        RESALES AND PLAN OF DISTRIBUTION

     This Prospectus may also be used by the persons who receive from the Company Common Stock covered by the Registration Statement of which this Prospectus is a part in acquisitions and who are entitled to offer such Common Stock under circumstances requiring the use of a Prospectus (such persons being referred to herein as "Selling Stockholders"); provided, however, that no Selling Stockholder will be authorized to use this Prospectus for any offer of such Common Stock without first obtaining the written consent of the Company. The Company may consent to the use of this Prospectus by Selling Stockholders for a limited period of time and subject to conditions and limitations which may vary as to any given Selling Stockholder.

     Agreements with Selling Stockholders permitting use of this Prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by the Company; that Selling Stockholders enter into custody agreements with certain persons with respect to such shares; and that sales be made only by one or more of the methods described in this caption, as appropriately supplemented or amended as required.

     The Selling Stockholders from time to time may sell all or a portion of the shares of Common Stock in ordinary brokerage transactions on the NASDAQ Stock Market, in the over-the-counter market in block trades or in privately negotiated transactions through agents or directly to one or more purchasers, at the prevailing market price, at prices related to such prevailing market prices, at fixed prices which may be changed or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares of Common Stock offered hereby to or through agents, underwriters or registered broker-dealers, and such persons may require compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchaser of such shares of Common Stock.

     The Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit and any commissions paid or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of Common Stock against certain liabilities, including liabilities under the Securities Act.

     There can be no assurances that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.


                          DESCRIPTION OF COMMON STOCK



     The Company's authorized capital stock consists of 200,000,000 shares of Common Stock, par value $.01 per share, and 20,000,000 shares of Preferred Stock, par value $.01 per share. The summary description of the capital stock of the Company contained herein is necessarily general and reference should be made in each case to the Company's Restated Articles of Incorporation and Bylaws, which are exhibits to the Registration Statement of which this Prospectus is a part.



     Each share of Common Stock is subject to all rights, privileges, preferences and priorities of any class of preferred stock of the Company. Each share of Common Stock has an equal and ratable right to receive dividends as and when declared by the Board of Directors out of any funds of the corporation legally available for the payment thereof. The Company currently has no intention to pay dividends on the shares of Common Stock in the foreseeable future.



     In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share equally and ratably in the assets available for distribution after payment of all liabilities, including any liquidation preferences payable to the holders of preferred stock that may at the time be outstanding.



     Each share of Common Stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of shareholders. Holders of Common Stock have no right to cumulate their vote in the election of directors.



     American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, acts as the transfer agent and registrar of the Common Stock.



     The Company's Restated Articles of Incorporation provide that (a) action may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting of the shareholders, and (b) the vote required to approve a merger, share exchange, certain sales of assets, charter amendment or dissolution involving the Company shall be a majority of each outstanding class of capital stock entitled to vote thereon.



     No holder of shares of the Company, including shares of Common Stock or Preferred Stock, shall have any preemptive right or other right to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Company, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock.



     The Restated Articles of Incorporation of the Company contain provisions limiting foreign ownership of the capital stock of the Company. These provisions were originally intended to, among other things, protect the Company's ability to be deemed a United States citizen under Section 2 ("U.S. citizen") of the Shipping Act, 1916, as amended (the "Shipping Act") which allowed the Company to avail itself of certain types of U.S. government guaranteed financings previously available only for U.S. flag vessels owned by U.S. citizens. Although being a U.S. citizen is not currently necessary to obtain such financings, the ability to be a U.S. citizen may be beneficial in the future should the Company desire to obtain certain types of U.S. flag vessels. One of the conditions that must be satisfied in order that a corporation may be deemed to be a U.S. citizen is that a controlling interest therein is owned by citizens of the United States. Thus, a transfer of Common Stock which would result in more than 50% of the outstanding Common Stock being held by non-U.S. citizens would cause the Company to then be ineligible to be a U.S. citizen. Under the provisions of the Company's Restated Articles of Incorporation, (i) shares of any class of capital stock of the Company are not issuable to and are not registrable upon transfer in the name of any person who cannot demonstrate to the satisfaction of the Company that such person is a U.S. citizen and is not holding such shares for the account of any non-U.S. citizen, if as a result of such issuance or registration of transfer the percentage of such class owned by non-U.S. citizens would exceed a fixed percentage (the "Permitted Percentage"), which is equal to 2% less than the percentage that would prevent the Company from being a U.S. citizen (currently 50%, thus resulting in a Permitted Percentage of 48%), and any such transfer shall be void and ineffective as against the Company, and (ii) if at any time non-U.S. ownership of any such class (either record or beneficial) exceeds the Permitted Percentage, the Company may withhold payment of dividends on such shares deemed to be in excess of the Permitted Percentage and may suspend the voting rights of such shares.



     In addition to the foregoing, Section 9 of the Shipping Act provides that a controlling interest in the Company may not be acquired by a non-U.S. citizen without the consent of the U.S. Secretary of Transportation, acting through the United States Maritime Administration ("MARAD"). Notwithstanding the provisions of Section 9, current MARAD regulations authorize the transfer of a controlling interest in a company as long as the United States is not at war, the transferee is not a national of a country to which the transfer would be contrary to the foreign policy of the United States and the Company's U.S. flag vessels remain documented under the U.S. flag after the transfer. In the absence of MARAD consent (either by the current regulations or otherwise) the transfer of a controlling interest in the Company to non-U.S. citizens would enable MARAD to exercise various remedies under the Shipping Act including seizure of vessels, civil penalties and, in certain cases, criminal penalties.



     Certificates representing the capital stock of the Company bear legends concerning the restrictions on non-U.S. ownership. In addition, the Board of Directors is authorized to adopt a bylaw provision for the establishment of a dual stock certificate systems under which different forms of certificates may be used to indicate whether or not the owner thereof is a U.S. citizen. To date, the Board of Directors has not deemed it necessary to adopt such a system.



     The restrictions imposed by the Company's Restated Articles of Incorporation may at times preclude U.S. citizens from transferring their shares of Common Stock to non-U.S. citizens. This may restrict the available market for resales of shares of Common Stock and for the issuance of shares by the Company.


                             VALIDITY OF SECURITIES

     The validity of the issuance of shares of Common Stock offered by this Prospectus will be passed upon by Vinson & Elkins L.L.P., Houston, Texas.

                                    EXPERTS

     The audited consolidated financial statements and schedules of the Company incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been included and incorporated by reference in reliance upon reports by KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's quarterly reports on Form 10-Q and incorporated herein, state that they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

          ------------------------------------------------------------
          ------------------------------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BY ANY SELLING STOCKHOLDER OR UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES COVERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                             ---------------------

                               TABLE OF CONTENTS


                                             PAGE
                                             ----
Available Information.......................   2
Incorporation of Certain Information by
  Reference.................................   2
The Company.................................   3
Risk Factors................................   3
Use of Proceeds.............................   5
Resales and Plan of Distribution............   5
Description of Common Stock.................   6
Validity of Securities......................   7
Experts.....................................   7


          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------

                     [MARINE DRILLING COMPANIES, INC. LOGO]

                        MARINE DRILLING COMPANIES, INC.
                                7,500,000 SHARES

                                  COMMON STOCK
                                ($.01 PAR VALUE)
                                   PROSPECTUS


                                  JULY  , 1996

          ------------------------------------------------------------
          ------------------------------------------------------------

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. A director or officer may be indemnified only if it is determined that the person (a) conducted himself in good faith; (b) reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests; and (ii) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

     The Company's Restated Articles of Incorporation contain provisions eliminating or limiting liabilities of directors for breaches of their duty of care. The Company's Bylaws provide for indemnification of officers and directors of the Company and persons serving at the request of the Company in such capacities for other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the Company or such other business organizations. The Company also has policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      EXHIBIT
       NUMBER                                      DESCRIPTION
      -------                                      -----------
          4.1        -- Restated Articles of Incorporation of the Company (filed with the
                        Commission as Exhibit 28.17 to the Current Report on Form 8-K of the
                        Company dated October 30, 1992 and incorporated herein by reference).

          4.2        -- Amended and Restated Bylaws of the Company (filed with the Commission as Exhibit 28.18 to the Current Report on Form 8-K of the Company
                        dated October 30, 1992 and incorporated herein by reference).

        * 5.1        -- Opinion of Vinson & Elkins L.L.P.

        *15.1        -- Letter regarding unaudited interim financial information.

        *23.1        -- Consent of KPMG Peat Marwick LLP.

        *23.2        -- Consent of Vinson & Elkins L.L.P. (Contained in Exhibit 5.1).

        *24.1        -- Powers of Attorney.

- ---------------


* Previously filed.


  Financial Statement Schedules:

     Not required.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required in Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the

     Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

          (6) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

          (7) That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, Texas, on the 10th day of July 1996.


                                            MARINE DRILLING COMPANIES, INC.

                                            By:    /s/  WILLIAM H. FLORES
                                                --------------------------------
                                                      William H. Flores
                                               Chief Operating Officer, Senior
                                                        Vice President,
                                                 Chief Financial Officer and
                                                      Assistant Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 10, 1996.



                  SIGNATURE                                         TITLE
                  ---------                                         -----
         /s/  WILLIAM H. FLORES                             Senior Vice President,
- ---------------------------------------------           Chief Operating Officer, Chief
              William H. Flores                         Financial Officer and Director
                                                       (Principal Executive Officer and
                                                         Principal Financial Officer)

           /s/  JOAN R. SMITH                             Vice President, Controller
- ---------------------------------------------                   and Secretary
                Joan R. Smith                           (Principal Accounting Officer)

             ROBERT L. BARBANELL*                           Chairman of the Board
- ---------------------------------------------                    and Director
             Robert L. Barbanell

              DAVID A.B. BROWN*                                    Director
- ---------------------------------------------
              David A.B. Brown

               HOWARD I. BULL*                                     Director
- ---------------------------------------------
               Howard I. Bull

            NATHANIEL A. GREGORY*                                  Director
- ---------------------------------------------
            Nathaniel A. Gregory

           CHRISTOPHER M. LINNEMAN*                                Director
- ---------------------------------------------
           Christopher M. Linneman

             /s/  JAN RASK                                         Director
- ---------------------------------------------
                  Jan Rask

*By:     /s/  WILLIAM H. FLORES
- ---------------------------------------------
             (William H. Flores)
              Attorney-in-Fact
